Exhibit 10.2
NAME AND TRADEMARK LICENSE AGREEMENT

This Agreement is made as of August 29, 2005, by and between KBK Inc. ("Licensee"), a Texas corporation, having its principal place of business located in San Antonio, Texas, and Michael Lambert Inc. ("Licensor"), a Nevada corporation, having its principal place of business in San Antonio, Texas.

Whereas the name and trademark that is the subject: of this Agreement is:

Trademark:  MICHAEL LAMBERT INC.
Registration no:   TBD
Registration Date:    TBD

hereinafter referred to as the "Mark";

Whereas Licensor has adopted, used, is using the Mark in conjunction with its goods and/or services in commerce throughout the United States, and is the owner of the Mark to be registered in the United States Patent and Trademark Office and in the appropriate foreign trademark office(s);
and
Whereas, Licensee is desirous of using the Mark for decorative fabrics and furniture in the United States ("Territory");

Now, therefore, in consideration of the mutual covenants of the parties, the receipt of which is hereby acknowledged by Licensor, the parties hereby agree as follows:

1.           License. Licensor grants to Licensee the right to use the Mark during the term of this
Agreement, and Licensee hereby undertakes to use the Mark in the Territory in connection with the manufacture, sale, and distribution of decorative fabrics and furniture ("Permitted Products").

2.           Quality of Products. Licensee shall use the Mark only with the Permitted Products manufactured by or for Licensee in accordance with the guidance and directions furnished to
Licensee by Licensor, or its representatives or agents, from time to time, if any, but always the quality of the goods and services furnished by Licensee in connection with the Mark shall be commensurate or better than the goods and services currently offered by Licensee. Licensee's current quality if satisfactory to Licensor.

3.           Royalty.   Licensee shall be required to pay to Licensor a royalty of 5% of sales of products labeled as MICHAEL LAMBERT for the use of the Mark.

4.           Inspection.    Licensee will permit duly authorized representatives of Licensor to inspect the Permitted Products of Licensee bearing the Mark at all reasonable times, for the purpose of ascertaining or determining compliance with paragraphs 1, 2 and 3 hereof.

5.           Use of Trademarks.  Licensee shall provide; Licensor with samples (or reasonable facsimiles) of literature, brochures, signs, advertising materials, and products bearing the Mark prepared by or for Licensee, and Licensee shall obtain the approval of Licensor with respect to all
such literature, brochures, signs, advertising materials, and products bearing the Mark.   Such
approval shall not be unreasonably withheld. When using the Mark under this Agreement, Licensee undertakes to comply with all laws pertaining to the Mark in force at all times in the Territory. This provision includes compliance with marking requirements.

6.           Extent of License.  The right granted in paragraph 1 hereof shall be non-exclusive and shall not be transferable by Licensee without Licensor's prior written consent.

7.           Indemnity. Licensor assumes no liability to Licensee or to third parties with respect to the performance characteristics of the goods or services offered by Licensee under the Mark, and
Licensee shall indemnify Licensor from and against any and all claims, demands, suits and expenses, including without limitation, attorneys' fees, by or of any third parties against Licensor involving the offering and/or sale of Licensee's goods or services.

8.           Termination.

a.           Except as otherwise provided herein, this Agreement shall remain in full force and effect for one (1) year, renewable for additional, successive one (1) year periods. The additional periods shall be effective if they are requested by Licensee and approved by Licensor.
b.           Licensor may terminate this Agreement at its option, and without cause, upon thirty (30) days written notice to Licensee. Licensor may terminate this Agreement without notice if
              Licensee fails to comply with the terms of this Agreement, or if Licensee abandons use of the Mark.
c.           If Licensee makes any assignments of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs, or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankruptcy, then the rights granted herein shall forthwith cease and terminate without prior notice or legal action by Licensor.

9.           Ownership of Trademarks. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Mark, and any registration that has issued or may issue thereon, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair part of such right, title and interest. In connection with the use of the Mark, Licensee shall not in any manner represent that it has any ownership in the Mark or registrations thereof, or any other trademark that is confusingly similar to the Mark, and acknowledges that use of the Mark shall enure to the benefit of Licensor. On termination of this Agreement in any manner provided herein,
Licensee will cease and desist from all use of the Mark in any way and will deliver up to Licensor, or
Licensor's duly authorized representatives, all material and papers upon which the Mark appears, and furthermore, Licensee will not at any time adopt or use without Licensor's prior written consent, any work or mark which is likely to be similar to or confusing with the Mark.

10.           Express Reservation.   Licensor expressly reserves the right to continue to use the
Mark for all goods and services.

11.           Warranties.    Licensor makes no warranties of any kind, expressed or implied, regarding the Mark.

12.           Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown below, or at such other address as may be furnished in writing to the notifying party.

13.           Construction.    This Agreement will be governed by Texas law and construed according to its fair meaning and not for or against either party, and is the entire agreement
concerning its subject matter.     All disputes between the parties will be resolved by binding arbitration in San Antonio, Texas, in accordance with the rules of the American Arbitration
Association. An exception is that either party may obtain temporary judicial relief in an appropriate court of jurisdiction within the State of Texas, pending confirmation of an arbitration award.

This is a legal and binding agreement between the parties and supersedes all prior discussions, understandings, and agreements between the parties hereto relating to the subject matter hereof. The parties each declare, warrant, and represent to the other that it has had the right to consult with an attorney of its own choosing, and has had the effect and meaning of this document explained to them by such attorney, or that it knowingly waives the right to consult with an attorney.

IN TESTIMONY WHEREOF, we hereunto set our hands and seal this 29th day of August, 2005.

MICHAEL LAMBERT INC.

/s/ Robert M. Kremer
Robert M. Kremer, President

KBK, Inc.

Name: /s/ Kenneth L. Kremer
Kenneth L. Kremer
Title: Vice- President